                                  LETTER OF CONSENT

To T.J.T., Inc.:

As independent auditors, we hereby consent to the incorporation by reference of our report dated November 11, 1997, included in this Form 10-KSB, into the Company's previously filed Registration Statement on Form SB-2 File No. 33-98404 as filed with the Securities and Exchange Commission.


Balukoff, Lindstrom & Co., P.A.

Boise, Idaho
December 23, 1997